SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 15, 2004

LFG International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15321 Main Street NE

Suite 102

PO Box 5000 PMB

Duvall, WA 98019

(Address of principal executive offices)

Registrant's telephone number, including area code: (425) 788-9823

Can/Am Autosales, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On August 27, 2004, the Company filed a Current Report on Form 8-K regarding an agreement entered into between the Company and Lion Energy (Europe) Ltd. ("Lion"). Lion is the sole shareholder of 100% of the capital stock of The London Finance Group, Ltd. ("LFG"). Prior to the Agreement, there was no material relationship between the Company and Lion or LFG. Under the Agreement, Lion would exchange 100% of its shares of LFG for thirty (30) million common shares and forty (40) million preferred shares of the Company. The Agreement was intended to close on or about August 31, 2004. Conditions to be met by the Company were met pursuant to Section 7 of the Agreement and shares were delivered to Lion. However, because the provisions under Section 8, conditions that Lion was required to meet to close the sale, could not be completed, the Agreement was cancelled on December 15, 2004. There were no material termination penalties incurred by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LFG INTERNATIONAL, INC.

December 16, 2004

Date Lyle Durham, Chief Executive Officer